Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Reports Q1 2011 Financial Results
Recurring Revenues Up by 27%, Total Revenues Up by 16%

Weston, FL, April 26, 2011 — Ultimate Software (Nasdaq: ULTI), a leading provider of unified human capital management SaaS solutions for global businesses, announced today its financial results for the first quarter of 2011. For the quarter ended March 31, 2011, Ultimate reported recurring revenues of $49.9 million, a 27% increase, and total revenues of $64.5 million, an increase of 16%, both compared with 2010’s first quarter. GAAP net income for the first quarter of 2011 was $0.3 million, or $0.01 per diluted share, versus GAAP net income of $0.3 million, or $0.01 per diluted share, for the first quarter of 2010.

Non-GAAP net income, which excludes stock-based compensation and amortization of acquired intangible assets, was $2.8 million, or $0.10 per diluted share, for the first quarter of 2011 compared with non-GAAP net income of $2.3 million, or $0.09 per diluted share, for the first quarter of 2010.  See “Use of Non-GAAP Financial Information” below.

“We executed as we expected on our first quarter business plan, positioning us well to deliver on our 2011 objectives,” said Scott Scherr, CEO, president, and founder of Ultimate. “The trend of our new customers attaching strategic products, such as Onboarding, Recruitment, Performance Management and Time Management, to their core UltiPro purchases continued in the first quarter, validating the market appetite for unified, end-to-end human capital management. At the same time, increased numbers of our existing customer base showed similar enthusiasm by adding strategic products to their current product-set.

“In March, we held our Ultimate Partner Forum, known as Connections, and had the largest attendance in our history—820 attendees,” added Scherr. “Our customers partner with us to enhance our products and formulate our vision of the ideal HCM. This partnership and exceptional communication with our customers continues to be a prime driver of our success.”

Ultimate’s financial results teleconference will be held today, April 26, 2011, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=163036. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player or Real Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

▪
Recurring revenues grew by 27% for the first quarter of 2011 compared with 2010’s first quarter. The increase was primarily attributable to revenue growth from our Software-as-a-Service (“SaaS”) offering. Recurring revenues for the first quarter of 2011 were 77% of total revenues as compared with 71% of total revenues for the same period of last year.

▪	The operating income (or operating margin) for the first quarter of 2011 was $4.9 million, or 7.6%, on a non-GAAP basis.

▪	Ultimate’s annualized retention rate was 96% for its existing recurring revenue customer base as of March 31, 2011.

▪
The combination of cash, cash equivalents, and marketable securities was $57.3 million as of March 31, 2011, compared with $50.2 million as of December 31, 2010. Cash flows from operating activities for the quarter ended March 31, 2011 were $8.8 million, compared with $4.9 million for the same period last year.

Financial Outlook

2011 Financial Guidance:
Ultimate provides the following financial guidance for the second quarter ending June 30, 2011 and full year 2011:

For the second quarter of 2011:
▪ Recurring revenues of approximately $52 million,

▪ Total revenues of approximately $64 million, and

▪ Operating margin, on a non-GAAP basis (discussed below), of approximately 10%.

For the year 2011:
▪ Recurring revenues to increase by approximately 25% in 2011 over 2010,

▪ Total revenues to increase by approximately 19% over 2010, and

▪ Operating margin, on a non-GAAP basis (discussed below), of approximately 13%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash equity-based compensation expense for 2011 is expected to be approximately $15.0 million.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
Ultimate is a leading provider of unified human capital management (HCM) Software-as-a-Service (SaaS) solutions for global businesses. Ultimate’s award-winning UltiPro® solutions deliver the functionality businesses need to manage the complete employment life cycle from recruitment to retirement. Based in Weston, FL, Ultimate employs more than 1,200 professionals who are focused on developing the highest quality solutions and services. In 2010, Ultimate was named an Optimas Award winner by Workforce Management magazine. In 2009, Ultimate was awarded first place in the People’s Choice Stevie® competition for Favorite New SaaS Product and was ranked the #1 best medium-sized company to work for in America by the Great Place to Work® Institute for the second consecutive year. In 2010, Ultimate’s security practices were recertified for ISO/IEC 27001, and Ultimate was the first HR SaaS vendor to be ISO/IEC 27001 certified in 2008. Ultimate has approximately 2,200 customers representing diverse industries, including such organizations as Adobe Systems Incorporated, The Container Store, Culligan International, Elizabeth Arden, Major League Baseball, The New York Yankees Baseball Team, and Ruth’s Chris Steak House. More information on Ultimate’s products and services can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:                 Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2011	2010
Revenues:
Recurring	$49,948	$39,448
Services	13,729	15,581
License	828	628
Total revenues	64,505	55,657
Cost of revenues:
Recurring	14,693	11,404
Services	13,929	13,181
License	173	100
Total cost of revenues	28,795	24,685
Gross profit	35,710	30,972
Operating expenses:
Sales and marketing	17,123	15,116
Research and development	11,967	10,233
General and administrative	5,613	5,001
Total operating expenses	34,703	30,350
Operating income	1,007	622
Other (expense) income:
Interest and other expense	(158)	(45)
Other income, net	34	22
Total other (expense) income, net	(124)	(23)
Income from continuing operations, before income taxes	883	599
Provision for income taxes	(555)	(279)
Income from continuing operations	328	320
Loss from discontinued operations, net of income taxes	–	(65)
Net income	$328	$255

Basic earnings per share:
Earnings from continuing operations	$0.01	$0.01
Loss from discontinued operations	–	–
Total	$0.01	$0.01

Diluted earnings per share:
Earnings from continuing operations	$0.01	$0.01
Loss from discontinued operations	–	–
Total	$0.01	$0.01

Weighted average shares outstanding:
Basic	25,594	24,755
Diluted	27,724	26,823

The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from stock-based arrangements and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended March 31,
	2011	2010
Stock-based compensation:
Cost of recurring revenues	$329	$217
Cost of service revenues	376	341
Sales and marketing	1,797	1,719
Research and development	384	327
General and administrative	964	787
Total non-cash stock-based compensation expense	$3,850	$3,391

Amortization of acquired intangibles:
General and administrative	$28	$74

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of	As of
	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$48,022	$40,889
Short-term investments in marketable securities	8,399	8,884
Accounts receivable, net	45,644	47,570
Prepaid expenses and other current assets	20,360	18,613
Deferred tax assets, net	1,440	1,434
Total current assets before funds held for clients	123,865	117,390
Funds held for clients	255,999	72,875
Total current assets	379,864	190,265
Property and equipment, net	20,095	18,075
Capitalized software, net	2,777	3,115
Goodwill	3,025	3,025
Long-term investments in marketable securities	926	433
Other assets, net	11,921	11,656
Long-term deferred tax assets, net	22,843	22,988
Total assets	$441,451	$249,557
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,561	$4,683
Accrued expenses	11,164	11,074
Current portion of deferred revenue	72,315	71,808
Current portion of capital lease obligations	2,552	2,551
Total current liabilities before client fund obligations	92,592	90,116
Client fund obligations	255,999	72,875
Total current liabilities	348,591	162,991
Deferred revenue, net of current portion	5,146	6,287
Deferred rent	3,391	3,022
Capital lease obligations, net of current portion	2,243	2,406
Long-term income taxes payable	1,866	1,866
Total liabilities	361,237	176,572

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	294	290
Additional paid-in capital	223,098	216,262
Accumulated other comprehensive income	187	126
Accumulated deficit	(51,925)	(52,253)
	171,654	164,425
Treasury stock, at cost	(91,440)	(91,440)
Total stockholders’ equity	80,214	72,985
Total liabilities and stockholders’ equity	$441,451	$249,557

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Three Months
	Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$328	$255
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	2,859	3,021
Provision for doubtful accounts	560	554
Non-cash stock-based compensation expense	3,850	3,391
Income taxes	521	208
Excess tax benefits from employee stock plan	(382)	(652)
Changes in operating assets and liabilities:
Accounts receivable	1,366	16
Prepaid expenses and other current assets	(1,747)	(1,055)
Other assets	(293)	39
Accounts payable	1,878	1,433
Accrued expenses and deferred rent	459	(933)
Deferred revenue	(634)	(1,394)
Net cash provided by operating activities	8,765	4,883

Cash flows from investing activities:
Purchases of marketable securities	(4,000)	(2,100)
Maturities of marketable securities	3,992	2,098
Net purchases of client funds securities	(183,124)	(50,254)
Purchases of property and equipment	(3,995)	(1,207)
Net cash used in investing activities	(187,127)	(51,463)

Cash flows from financing activities:
Repurchases of Common Stock	–	(3,684)
Net proceeds from issuances of Common Stock	4,983	2,352
Excess tax benefits from employee stock plan	382	652
Shares acquired to settle employee tax withholding liability	(2,376)	(516)
Principal payments on capital lease obligations	(680)	(614)
Net increase in client fund obligations	183,124	50,254
Net cash provided by financing activities	185,433	48,444

Effect of foreign currency exchange rate changes on cash	62	35
Net increase in cash and cash equivalents	7,133	1,899
Cash and cash equivalents, beginning of period	40,889	23,684
Cash and cash equivalents, end of period	$48,022	$25,583

Supplemental disclosure of cash flow information:
Cash paid for interest	$56	$43
Cash paid for income taxes	$267	$18

           Supplemental disclosure of non-cash financing activities:
          - Ultimate entered into capital lease obligations to acquire new equipment totaling $519 and $869 for the three months ended March 31, 2011 and 2010, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010

Non-GAAP operating income reconciliation:
Operating income	$1,007	$622
Operating income as a % of total revenues	1.6%	1.1%
Add back:
Non-cash stock-based compensation	3,850	3,391
Non-cash amortization of acquired intangible assets	28	74
Non-GAAP operating income	$4,885	$4,087
Non-GAAP operating income as a % of total revenues	7.6%	7.3%

Non-GAAP net income reconciliation:
Net income	$328	$255
Add back:
Non-cash stock-based compensation	3,850	3,391
Non-cash amortization of acquired intangible assets	28	74
Income tax effect	(1,396)	(1,388)
Non-GAAP net income	$2,810	$2,332

Non-GAAP net income per diluted share reconciliation:
Net income per diluted share	$0.01	$0.01
Add back:
Non-cash stock-based compensation	0.14	0.13
Non-cash amortization of acquired intangible assets	–	–
Income tax effect	(0.05)	(0.05)
Non-GAAP net income per diluted share	$0.10	$0.09

Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	25,594	24,755
Diluted	27,724	26,823

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income,  non-GAAP net income and non-GAAP net income per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation. Ultimate’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”). For the three months ended March 31, 2011, stock-based compensation was $3.9 million on a pre-tax basis. For the three months ended March 31, 2010, stock-based compensation was $3.4 million on a pre-tax basis. Stock-based compensation expenses are excluded from the non-GAAP financial measures because they are non-cash expenses that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s operating results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three months ended March 31, 2011, the amortization of acquired intangible assets was $28 thousand. For the three months ended March 31, 2010, the amortization of acquired intangible assets was $74 thousand.  Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.